Exhibit 3.1

State of New Hampshire

Filing fee: $35.00                                       Form No.14
Use black print or type.                                   RSA 293-A:10.06
Form must be single-sided, on 8 ½ x11” paper;
double sided copies will not be accepted.

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

FIRST: The name of the corporation is NORTHWAY FINANCIAL, INC.

SECOND: The text of each amendment adopted is: Please See Attached

THIRD: If the amendment provides for an exchange, reclassification or cancellation of issued shares, the provisions for implementing the amendment(s) if not contained in the above amendment are:

FOURTH: The amendment(s) were adopted on (date) August 28, 2007

ARTICLES OF AMENDMENT TO THE                                                                     Form No. 14
ARTICLES OF INCORPORATION OF                                                                 (Cont.)
NORTHWAY FINANCIAL, INC.

FIFTH: (Check one)

A[ ]  The amendment(s) were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

B[X] The amendment(s) were approved by the shareholders: (Note 1)
Designation of voting group Class or Series of shares	Number of Shares Outstanding	Number of votes entitled to be cast	Number of votes indisputably represented at the meeting
Common	1,494,174	1,494,174	1,259,107

	Total number of votes to be cast:		OR	Total number of undisputed votes cast FOR
Designation of voting group Class or Series of shares	FOR	AGAINST
Common	1,001,886	72,745

[If more space is needed, attach additional sheet(s)]

ARTICLES OF AMENDMENT TO THE                                                                     Form No. 14
ARTICLES OF INCORPORATION OF                                                                         (Cont.)
NORTHWAY FINANCIAL, INC.

SIXTH: If shareholder action was required, the number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.

Date To be effective at 5:59 p.m. on September 11, 2007

NORTHWAY FINANCIAL, INC.	(Note 2)
(Corporate name)
/s/ Richard P. Orsillo	(Note 3)
(Signature)
Senior Vice President and Chief Financial Officer	(Note 3)
(Title)
Richard P. Orsillo
(Print or type name)

DISCLAIMER: All documents filed with the Corporation Division will be publicly available for inspection, physically, electronically or in other media.

Notes:
1.
All sections under the Fifth article, “B” option, must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293- A:1.40 for definition of voting group.)

2.	Exact corporate name of corporation adopting articles of amendment.
3.	Signature and title of person signing for the corporation. Must be signed by chairman of the board of directors, president or other officer; or see RSA 293-A:1.20 (f) for alternative signatures.

Mail fee and DATED AND SIGNED ORIGINAL to: Corporation Division, Department of State, 107 North Main Street, Concord, NH 03301-4989

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
NORTHWAY FINANCIAL, INC. (Continued)
(to be effective at 5:59 p.m. on September 11, 2007)

Article Fourth of the Amended and Restated Articles of Incorporation is hereby amended by deleting Section 1 in its entirety and replacing it with the following Section 1:

“Number of Shares. The aggregate number of shares which the corporation shall have authority to issue is 9,000,000 shares of Common Stock, par value $1.00 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share.

As set forth in this Article Fourth, the Board or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article Fourth, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

The number of authorized shares of the class of Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock entitled to vote, without a vote of the holders of the Preferred Stock, pursuant to the resolution or resolutions establishing the class of Preferred Stock or Amended and Restated Articles of Incorporation, as it may be amended from time to time.

Without regard to any other provision of these Amended and Restated Articles of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-four hundredth (1/400th) of a fully-paid and nonassessable share of Common Stock, provided that no fractional shares shall be issued in respect of any shares held of record by any registered holder of fewer than 400 shares of Common Stock on September 4, 2007, and that instead of issuing such fractional shares, the Corporation shall pay in cash $37.50 for each share of Common Stock held by any registered holder of fewer than 400 shares of Common Stock on September 4, 2007.”